Exhibit 10(bb)

GUARANTY

                    This GUARANTY (“Guaranty”) is made as of February 22, 2005, by CDW CORPORATION, an Illinois corporation (“Guarantor”), in favor of DP INDUSTRIAL, LLC, a Delaware limited liability company. All initially capitalized terms used herein which are not defined herein and are defined in the Lease (as hereinafter defined) shall have the meanings as set forth in the Lease.

RECITALS

                    WHEREAS, CDW Logistics, Inc. (“Tenant”), as tenant, and Landlord, as landlord have entered into a certain Standard Industrial Lease dated of even date herewith (together with all exhibits and attachments thereto, and as the same may be supplemented, amended, restated, renewed, extended or modified from time to time, the “Lease”), with respect to certain premises located at the southwest corner of Bay Lake Trail and Alexander Road in North Las Vegas, Nevada.

                    WHEREAS, Guarantor, an affiliate of Tenant, desires and requests that Landlord lease such property to Tenant pursuant to the Lease since Guarantor will receive a direct benefit from such lease and in consideration thereof Guarantor hereby guarantees and agrees as follows:

1.	Upon and subject to the terms and provisions of this Guaranty, Guarantor unconditionally guarantees the timely payment, discharge and performance of all the obligations, duties, liabilities, and undertakings of Tenant under the Lease (including without limitation the full payment of any and all sums of money which are now or may hereafter become due by Tenant to Landlord pursuant to the Lease whether by acceleration or otherwise) (collectively, the “Obligations”).

2.	Landlord may in its absolute discretion and without prejudice to or in any way limiting or lessening the liability of the Guarantor under the Guaranty, and without further authorization from or notice to Guarantor (even though the Tenant’s financial condition may have deteriorated since the date hereof), in each case, to the extent not prohibited under the Lease: (i) enter into such amendments or modifications of the Lease with Tenant as Landlord, in its sole discretion, may elect, including renewals, modifications, or extensions of any Obligations and/or the Lease; (ii) grant extensions of time or other indulgences under the Lease; (iii) take or give up or modify, vary, exchange, renew or abstain from performing or taking advantage of any security under the Lease; (iv) discharge or release any party or parties under the Lease; or (v) realize on any security under the Lease. Guarantor hereby waives notice of any of the events described in the preceding sentence, and no such event shall release or discharge Guarantor from its Obligations hereunder. Guarantor waives any defenses of Tenant arising out of disability, bankruptcy, due authorization or other defenses of Tenant, by reason of cessation or for any reason whatsoever of the liability of Tenant; provided, that (x) Guarantor’s liability hereunder shall only apply if Tenant has failed to pay any Obligations, and such failure has continued beyond any notice and cure periods applicable thereto as set forth in the Lease, and (y) Guarantor’s obligations in respect of claims made hereunder shall be subject to the same limitations as apply to Tenant’s duties and obligations under the Lease, including without limitation, the limitations set forth in the Lease.

3.	This is a continuing Guaranty and covers all Obligations of the Tenant, whether now existing or hereafter arising. In giving this Guaranty, Guarantor expressly excuses Landlord from any requirement of disclosure by Landlord of any information it may now have or hereafter acquire concerning Tenant’s credit, collateral, character or financial condition.

4.	This Guaranty secures any Obligations due or owing from time to time and at any time from the Tenant to Landlord under the Lease, and no payments made by or on behalf of the Guarantor to Landlord shall be held to discharge or diminish the continuing liability of the Guarantor hereunder.

5.	All debts and liabilities, present and future of the Tenant to the Guarantor with respect to the Obligations, or any of them, are hereby postponed to the Obligations of the Tenant to Landlord; provided, that the foregoing shall not apply to the payment of amounts by Tenant to Guarantor in reimbursement to Guarantor of amounts actually paid by Guarantor to Landlord (or to any other party permitted under the Lease) under this Guaranty, as long as such reimbursement payment by Tenant to Guarantor is not made at any time during the continuance of a default by Tenant under the Lease of which Tenant shall have received written notice from Landlord. Except for reimbursements described in the proviso of the preceding sentence, should any money be received by Guarantor from Tenant upon or with respect to any of the Obligations prior to the satisfaction of all of the Obligations, then, to the extent that Tenant has any outstanding Obligations, the same shall be received as trustee for the Landlord and shall be paid over to the Landlord for application against the Obligations under the Lease, and Guarantor further agrees, upon any liquidation or distribution of the assets of the Tenant, to assign to the Landlord upon its request all claims on account of the Obligations, to the end that the Landlord shall be entitled to receive all payments of Tenant attributable to the Obligations until payment in full of all Obligations of the Tenant to the Landlord. This Guaranty shall constitute such assignment in the event Guarantor shall fail or refuse to execute and deliver such other or further assignment of such claims as the Landlord may request.

6.	Where the Tenant is a corporation, partnership, or other association or a receiver, trust or other fiduciary, Landlord is not to be concerned to see or inquire into the powers of the Tenant or its directors, officers, partners, associates or other agents acting or purporting to act on its behalf, Guarantor hereby agreeing that this Guaranty shall not be affected irrespective of whether such powers exist, even though the incurring of such Obligations be in excess of the powers of the Tenant or of the directors, partners, officers, associates or other agents thereof, or shall be in any way irregular or defective or informal.

7.	In the event of any action or proceeding to enforce the terms of this Guaranty, the non-prevailing party to such action or proceeding shall pay the reasonable attorney’s fees, costs and expenses actually incurred by the prevailing party in such action or proceeding.

8.	This Guaranty shall inure to the benefit of Landlord, its successors and assigns and shall bind the successors and assigns of the Guarantor, and shall be construed as the joint and several obligations of each of the Guarantors where there is more than one. This Guaranty shall be construed in accordance with the laws of the State of Nevada.

9.	This Guaranty is in addition to and not exclusive of the guarantee of any other guarantor and of any and all prior guarantees by any of the Guarantors of Obligations of the Tenant to the Landlord. This writing is intended by Guarantor as a final, complete and exclusive expression of Guarantor’s agreement. No course of dealing, course of performance, or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms. There are no conditions to the effectiveness of this Guaranty.

10.	Upon the termination of all of Tenant’s Obligations, this Guaranty shall terminate, and shall be of no further force or effect.

11.	All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Guaranty shall be in writing and shall be either (a) delivered personally, (b) sent to the recipient by reputable overnight courier service (charges prepaid), or (c) mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the parties hereto at the addresses indicated below:

If to Guarantor:	CDW Corporation 200 North Milwaukee Avenue Vernon Hills, Illinois 60061 Attention: Chief Financial Officer

With a copy to:	CDW Corporation – Legal 200 North Milwaukee Avenue Vernon Hills, Illinois 60061 Attention: General Counsel

If to Landlord:	DP Industrial, LLC 1200 Financial Boulevard Reno, Nevada 89502 Attention: Mr. Aaron Paris Vice President & Chief Operating Officer

With a copy to:	DP Industrial, LLC 3434 Kier Road, Suite 2 North Las Vegas, Nevada 89030 Attention: Mr. Brad Myers

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. All notices shall be deemed to have been given upon receipt or refusal of receipt.

12.	Waiver of Jury Trial. EACH OF GUARANTOR AND LANDLORD HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY DEALINGS AMONG THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. EACH OF GUARANTOR AND LANDLORD ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY OTHER PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THESE TRANSACTIONS, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF GUARANTOR AND LANDLORD ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO OR ACCEPTING THIS GUARANTY AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF GUARANTOR AND LANDLORD FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Executed this 22 day of February, 2005, at the City of Vernon Hills, State of Illinois.

GUARANTOR:

CDW CORPORATION, an Illinois corporation

By:	/s/ Barbara A. Klein

Name:	Barbara A. Klein

Title:	Chief Financial Officer

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